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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        March 5, 2002

HOLLYWOOD ENTERTAINMENT CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	000-21824	93-0981138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9275 SW Peyton Lane, Wilsonville, Oregon		97070
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code        (503) 570-1600

N/A
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

        On March 5, 2002, Hollywood Entertainment Corporation (the "Company") executed an underwriting agreement in connection with an offering of 7,000,000 shares of its common stock at an initial price to the public of $15.00 per share. The Company has granted the underwriters an option to purchase up to an additional 1,050,000 shares of its common stock, solely to cover over-allotments. The Underwriting Agreement, dated as of March 5, 2002, by and between the Company and the underwriters named therein and the legal opinion from Stoel Rives LLP in connection with the offering are filed as exhibits to this report and are incorporated herein by this reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        The following exhibits are filed herewith:

  1.1
  Underwriting Agreement, dated as of March 5, 2002, by and between Hollywood Entertainment Corporation and the underwriters named therein.

  5.1
  Opinion of Stoel Rives LLP.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLYWOOD ENTERTAINMENT CORPORATION (Registrant)
March 6, 2002 Date	/s/ DONALD J. EKMAN Donald J. Ekman, Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of March 5, 2002, by and between Hollywood Entertainment Corporation and the underwriters named therein.
5.1	Opinion of Stoel Rives LLP.

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  ITEM 5. OTHER EVENTS.
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
EXHIBIT INDEX